Exhibit 10.76

PERRY ELLIS INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

1. Award of Restricted Stock Units.

(a) The Committee hereby grants, as of [•] (the “Date of Grant”), to [•] (the “Recipient”), [•] restricted stock units (“RSUs”). The RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan (as defined below). The RSUs are being issued as an Other Stock-Based Award pursuant to the Company’s 2015 Long-Term Incentive Compensation Plan, as it may hereafter be amended or restated from time to time (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and as a condition to the issuance of the RSUs, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan and all applicable laws and regulations. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

(b) The RSUs represent hypothetical shares of common stock of the Company (“Shares”). The Company shall establish and maintain an RSU account as a bookkeeping account on its records for the Recipient and shall record in such account the number of RSUs granted to the Recipient. No Shares shall be issued to the Recipient at the time the grant is made, and the Recipient shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any RSUs recorded in the account.

2. Vesting of RSUs.

(a) Except as otherwise provided in Sections 2(b), 2(c), 2(d) and 4 hereof, provided that the Continuous Service of the Recipient continues through and on the applicable vesting date, the RSUs shall become vested in the following amounts, at the following times and upon the following conditions:

Number of RSUs	Vesting Date
[●]	[●]

There shall be no proportionate or partial vesting of the RSUs in or during the months, days or periods prior to each vesting date, and all vesting of the RSUs shall occur only on the applicable vesting dates.

(b) [In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service, following both (i) a Change in Control and (ii) termination of the Recipient’s employment without Cause or for Good Reason within a period of [•] months following the Change in Control (a “CIC Termination”), and the RSUs are assumed, substituted or otherwise continued following the Change in Control, the RSUs subject to this Agreement shall become immediately vested as of the date of the CIC Termination.]

(c) [Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, to accelerate the vesting of any RSUs under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable.]

(d) In the event that the Recipient’s Continuous Service terminates by reason of the Recipient’s death, all of the RSUs subject to this Agreement shall be immediately vested as of the date of such death.

3. Settlement of RSUs. The Company shall issue Shares to the Recipient with respect to vested RSUs within thirty (30) days following the applicable vesting date set forth in Section 2. In the event of a Recipient’s death prior to the delivery of the Shares with respect to any vested RSUs, such Shares shall be delivered, subject to any requirements under this Agreement, to the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, such Shares shall be delivered to the personal representative of the Recipient’s estate.

4. Forfeiture of Unvested RSUs. If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason, any RSUs that are not yet vested as of such termination of Continuous Service, and that do not become vested pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of unvested RSUs pursuant to this Section 4.

5. No Shareholder Rights; Dividend Equivalents.

(a) The Recipient shall not have any shareholder rights, including voting or dividend rights, with respect to the Shares underlying the RSUs until the Recipient becomes the record holder of those Shares upon their actual issuance. Notwithstanding the foregoing, the Recipient shall be entitled to accrue Dividend Equivalents on the Shares underlying the RSU prior to the vesting date, which shall be credited to an RSU bookkeeping account for the Recipient and will be paid or distributed when the Shares underlying the RSUs vest and are issued in accordance with this Agreement.

(b) If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of RSUs then subject to this Agreement. If any such adjustment shall result in a fractional RSU, such fraction shall be disregarded.

(c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6. Transferability. The RSUs shall not be Transferred, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Any attempt to effect a Transfer of any RSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters. The Company shall withhold Shares to be issued to the Recipient under Section 3 above in order to satisfy any federal, state or local taxes of any kind required by law to be withheld with respect to the settlement of the RSUs (“Tax Obligations”). The Recipient hereby irrevocably authorizes and instructs a broker to be designated by the Company in its sole discretion to sell for the account of the Recipient a sufficient number of Shares underlying the RSUs (based upon prevailing market prices at the time of such sale) necessary to satisfy the Recipient’s Tax Obligations, to remit to the Company the proceeds of such sale in such amount necessary to satisfy the Tax Obligations and to remit any balance resulting from such sale to the Recipient. In addition, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Recipient any federal, state, or local taxes of any kind required by law to be withheld with respect to the RSUs. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs are the sole responsibility of the Recipient.

8. Amendment, Modification and Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) No Right to Continued Employment or Service. This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Recipient accepts the RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Recoupment Policy. This Award and all amounts payable under this Agreement shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or the Committee from time to time.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at Perry Ellis International, Inc., 3000 N.W. 107 Avenue, Miami, FL 33172, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(k) Internal Revenue Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, or an exemption, and shall in all respects be administered in accordance with Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, distributions may only be made upon an event and in a manner permitted by Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary, if the Recipient is a “specified employee” (as defined in Section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will postpone the payment until 10 days after the end of the six-month period following the original payment date. If the Recipient dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Recipient’s estate within 60 days after the date of the Recipient’s death. Each payment to be made under this Agreement Continuous Service shall only be made upon a “separation from service” under Section 409A of the Code. In no event shall the Recipient, directly or indirectly, designate the calendar year of payment. For purposes of Section 409A of the Code, each payment under this Agreement is a separate payment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PERRY ELLIS INTERNATIONAL, INC.

By:
Name:	[●]
Title:	[●]

Agreed and Accepted:

RECIPIENT:

Name: [●]